Exhibit 8.1

July 8, 2016

Simmons First National Corporation

501 Main Street

Pine Bluff, Arkansas 71601

Citizens National Bancorp, Inc. and Citizens National Bank

Two Park Street

Athens, Tennessee 37303

Re:	Sale of Citizens National Bank to Simmons First National Corporation

Ladies and Gentlemen:

We have acted as counsel to Simmons First National Corporation, an Arkansas corporation (“Simmons”) in connection with the acquisition of Citizens National Bank, a national banking association (“Citizens Bank”), pursuant to the terms of the Stock Purchase Agreement, dated as of May 18, 2016 (the “Agreement”) by and between Simmons, Citizens National Bancorp, Inc., a Tennessee corporation (“CNBI”) and Citizens Bank as described in the Registration Statement on Form S-4 filed by Simmons with the United States Securities and Exchange Commission (the “Registration Statement”).

In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Agreement, (ii) the Registration Statement and (iii) such other documents as we have deemed necessary or appropriate in order to enable us to render the opinions below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. Furthermore, for purposes of this opinion, we have assumed, with your permission and without independent investigation, that the transactions contemplated by the Agreement will be consummated in the manner contemplated by the Registration Statement and in accordance with the provisions of the Agreement, subject to the assumptions and qualifications set forth in the Registration Statement and the Agreement, without the waiver of any conditions to any party’s obligations and that the covenants set forth in the Agreement will be complied with. We have also assumed, with your permission and without independent investigation (other than such investigations as we have deemed necessary to fulfill our professional responsibilities as counsel), that, as to all matters in which a person making a representation has represented that such person or a related party is not a party to, does not have, or is not aware of any plan, intention, understanding, or agreement to take action, there is in fact no plan, intention, understanding, or agreement, and such action will not be taken.

July 8, 2016

Based upon the foregoing, we hereby confirm that the discussion in the Registration Statement under the heading “Material United States Federal Income Tax Consequences of the Sale and Dissolution”, subject to the assumptions and qualifications set forth therein and herein, constitutes our opinion with respect to the United State federal income tax law applicable to holders of CNBI common stock in connection with the transactions contemplated by the Agreement.

Our opinion expressed herein is based upon existing law, regulations, administrative pronouncements, and judicial authority, all as in effect as of today’s date. This opinion is not binding on the Internal Revenue Service or courts. Furthermore, the authorities upon which we rely may be changed at any time, potentially with retroactive effect. No assurances can be given as to the effect of any such changes on the conclusions expressed in this opinion. Our opinion is limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences including the dissolution contemplated by CNBI. We undertake no responsibility to advise you of any future change in the matters stated or assumed herein or in the United States federal income tax laws or the application or interpretation thereof.

We are furnishing this opinion solely in connection with the filing of the Registration Statement, and this opinion is not to be relied upon for any other purpose. We hereby consent to the filing of this opinion with the United States Securities and Exchange Commission as an exhibit to the Registration Statement and the references to this opinion in the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Sincerely,

/s/ Covington & Burling LLP

Covington & Burling LLP